Exhibit 1.1

BE AEROSPACE, INC.

(a Delaware corporation)

$600,000,000

8.5% Senior Notes due 2018

UNDERWRITING AGREEMENT

Dated:  June 26, 2008

BE AEROSPACE, INC.

(a Delaware corporation)

$600,000,000

8.5% Senior Notes due 2018

UNDERWRITING AGREEMENT

June 26, 2008

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

Greenwich Capital Markets, Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Mizuho Securities USA Inc.

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY  10017

Ladies and Gentlemen:

BE Aerospace, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to each of J.P. Morgan Securities Inc. (“JPMorgan”), Credit Suisse Securities (USA) LLC (“CS”), UBS Securities LLC (“UBS”), Greenwich Capital Markets, Inc., SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC and Mizuho Securities USA Inc. (each an “Underwriter” and together, the “Underwriters”), $600,000,000 principal amount of its 8.5% Senior Notes due 2018 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of July 1, 2008 (the “Indenture”) between the Company and Wilmington Trust Company, as trustee (the “Trustee”).  Capitalized terms used herein and not otherwise defined herein have the respective meanings specified in the Prospectus.

Section 1.                                            Representations and Warranties.  (a)  The Company represents and warrants to and agrees with the Underwriters as of the Applicable Time and as of the Closing Time as follows:

(i)                                     A post-effective amendment no. 1 to the registration statement on Form S-3 ASR (No. 333–141393) related to the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), which post-effective amendment has become automatically effective and true and complete copies of which have heretofore been delivered to you.  Such post-

effective amendment to the registration statement, in the form in which it became effective, as amended through the Applicable Time (as defined below), including all documents incorporated or deemed to be incorporated by reference therein through the Applicable Time and any information in a prospectus or a prospectus supplement deemed or retroactively deemed to be a part thereof pursuant to Rule 430B under the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations’) or, if applicable, Rule 430C, is hereinafter referred to as the “Registration Statement.”  For purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.  The Company has prepared and filed with the Commission a preliminary prospectus supplement dated June 23, 2008 relating to the Securities.  Such preliminary prospectus supplement, together with the prospectus included in the Registration Statement at the time it became effective and all documents incorporated or deemed incorporated therein by reference, is herein called the “Preliminary Prospectus.”  Promptly after execution and delivery of this underwriting agreement (the “Agreement”), the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b).  Such final prospectus supplement in the form first furnished to the Underwriters to confirm sales of the Securities, together with the prospectus included in the Registration Statement at the time it became effective and all documents incorporated therein by reference, is herein called the “Prospectus.”  “Applicable Time” means 3:25 p.m. (Eastern time) on the date of this Agreement.  For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).  Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1934 Act”) that are deemed to be incorporated by reference therein.

In addition, for purposes of this Agreement:

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

(ii)                                  At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement in conformity with written information furnished to the Company by any Underwriter through JPMorgan specifically for use therein.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)                               At the time of initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(iv)                              The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date of the Agreement.

(v)                                 The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form.  If at any time when Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify

JPMorgan, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Underwriters, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify JPMorgan representing the Underwriters of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(vi)                              At (i) the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(vii)                           As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time and the Preliminary Prospectus and the other information stated in Schedule A-2 to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in conformity with written information furnished to the Company by any Underwriter through JPMorgan specifically for use therein.

(viii)                        Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies JPMorgan as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, when taken together with the Preliminary Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify JPMorgan and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(ix)                                The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Prospectus, at the respective times the Registration Statement and any amendments thereto became effective, at the Applicable Time, at the time the Prospectus was issued and at the Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(x)                                   Deloitte & Touche LLP, which is reporting upon the Company’s audited financial statements and related notes included or incorporated in the Registration Statement and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company in accordance with the provisions of the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(xi)                                (a)  The financial statements of the Company included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly (i) the financial position of the Company and its subsidiaries on a consolidated basis as of the dates indicated and (ii) the results of operations and cash flows of the Company and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year-end adjustments which shall not be materially adverse to the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.  Such financial statements of the Company have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The financial statement schedules of the Company, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information required to be stated therein.  The selected financial data of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)  To the knowledge of the Company, the financial statements of HCS included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects (a) the financial position of HCS and its subsidiaries on a consolidated basis as of the dates indicated and (b) the results of operations and cash flows of HCS and its subsidiaries on a consolidated basis for the periods specified, subject, in the case of unaudited financial statements, to normal year end adjustments.  To the knowledge of the Company, such financial statements of HCS have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  To the knowledge of the Company, the selected financial data of HCS included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of HCS included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(c)  The assumptions used in preparing the pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein.  All financial statements and pro forma financial statements required by Regulation S-X to be included or incorporated by reference in the Registration Statement have been included or incorporated by reference.

(xii)                             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(xiii)                          The Company has no significant subsidiaries (as defined in Rule 1.02 of the Commission’s Regulation S-X).  All of the outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued or created and are fully paid and non-assessable and (other than in the case of BE Aerospace (France) S.A.R.L., of which five shares are owned by Marc Leveille, a French national and director of BEA France, and five shares are owned by The K.A.D. Companies, Inc., an investment, venture capital and consulting firm owned by Amin J. Khoury, the Chairman of the Company, and Advanced Thermal Sciences Corporation, of which approximately 6% of the outstanding shares are owned by officers and employees of the Company) are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except as pledged to the Administrative Agent by each of the subsidiaries pursuant to the amended and restated credit agreement among the Company, certain lenders, J.P. Morgan Chase Bank, N.A., as Administrative Agent and UBS Securities LLC and Credit Suisse Securities (USA) LLC, as Syndication Agents, dated August 24, 2006.  The Company does not, directly or indirectly, own any equity or long-term debt securities of any corporation, firm, partnership, joint venture or other entity, other than the stock of its Subsidiaries.

(xiv)                         The Company had, at the date indicated in the Preliminary Prospectus, a duly authorized, issued and outstanding capitalization as set forth in the General Disclosure Package under the caption “Capitalization”.

(xv)                            All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.  There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of the capital stock of the Company, any shares of capital stock of any subsidiary, or any such warrants, convertible securities or obligations, except as set forth in the Registration Statement, General Disclosure Package and the Prospectus, or issuances pursuant to plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi)                         The Securities and the Indenture conform in all material respects to the description thereof contained in the General Disclosure Package and the Prospectus.

(xvii)                      Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby.

(xviii)                   The Company has corporate power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder.

(xix)                           The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was duly qualified under the Trust Indenture Act. When the Indenture is duly executed and delivered by the Company, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, regardless of whether considered in a proceeding in equity or at law (collectively, the “Enforceability Exceptions”).

(xx)                              The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(xxi)                           This Agreement has been duly authorized, executed and delivered by the Company.

(xxii)                        The Stock and Asset Purchase Agreement (the “Acquisition Agreement”), dated June 9, 2008, among the Company, Honeywell International Inc., Honeywell UK Limited, Honeywell Holding France SAS and Honeywell Deutschland GmbH, with respect to the acquisition by the Company of the Honeywell Consumables Solutions Business (“HCS”), has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(xxiii)                     Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

(xxiv)                    Neither the Company nor any subsidiary is (i) in violation of its charter or by-laws, (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case clauses (ii) and (iii) above, except for such defaults or violations that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.  The execution and delivery by the Company of each of this Agreement and the Indenture, the issuance, sale and delivery of the Securities by the Company, the consummation by the Company of the transactions contemplated in this Agreement and the Indenture, the Registration Statement, the General Disclosure Package and the Prospectus, and compliance by the Company with the terms of this Agreement, the Indenture and the Securities (the “Transaction Documents”) have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any subsidiary is a party or by which they may be bound or to which any of their respective properties may be subject except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties.

(xxv)                       No authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations with respect to the Transaction Documents, the qualification of the Indenture under the Trust Indenture Act and the transactions contemplated thereunder and the securities or “blue sky” laws of the various states) is required for the valid authorization, issuance, sale and delivery of the Securities, for the execution, delivery or performance by the Company of each of the Transaction Documents or for the consummation by the Company of the transactions contemplated in the Transaction Documents, the Registration Statement, the General Disclosure Package and the Prospectus, except such of the foregoing as will be obtained prior to the Closing Time.

(xxvi)                    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court,  domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary or any of their respective officers, in their capacity as such, that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in the Transaction Documents, the Registration Statement, the General Disclosure Package and the Prospectus; the aggregate of all pending legal or governmental proceedings that are not described in the Registration Statement, the General Disclosure Package and the Prospectus to which the Company or any subsidiary is a party or which affect any of their respective properties, including ordinary routine litigation incidental to the business of the Company or any subsidiary, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxvii)                 The Company and the subsidiaries each has good and marketable title to all properties and assets described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxviii)              The Company and the subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations, including, without limitation, any licenses, permits, certificates, consents, orders, approvals and other authorizations required to be obtained from the Federal Aviation Administration, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor any subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except as such would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxix)                      The Company and the subsidiaries each owns or possesses adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxx)                         To the best knowledge of the Company, no labor problem exists with its employees or with the employees of any subsidiary or is imminent that could materially adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxxi)                      Neither the Company nor any subsidiary has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

(xxxii)                   All United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Company and the subsidiaries each has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and the subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxxiii)                The Company and the subsidiaries each maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) any significant deficiencies or material weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial information data, and any fraud whether or not material that involves management or other employees who have a significant role in the Company’s internal accounting controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.  The Company and the subsidiaries have not made, and, to the knowledge of the Company, no employee or agent of the Company or any subsidiary has made, any payment of the Company’s funds or any subsidiary’s funds or received or retained any funds in violation of any applicable law, regulation or rule or that would be required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxiv)               Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no holders of securities of the Company who have the right to require the Company to register securities held by them under the 1933 Act on any registration statement that will be used to register the Securities.

(xxxv)                  The Company is not an “investment company,” and will not be as a result of the sale of the Securities pursuant to this Agreement, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvi)               Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (A) the Company and the subsidiaries are each in compliance with all applicable Environmental Laws, (B) the Company and the subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened Environmental Claims against the Company or any of the subsidiaries, and (D) there are no circumstances with respect to any property or operations of the Company or any subsidiary that could reasonably be anticipated to form the basis of an Environmental Claim against the Company or any subsidiary.

For purposes of this Agreement, the following terms shall have the following meanings:  “Environmental Law” means any United States (or other applicable jurisdiction’s) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.  Environmental Claims means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

(xxxvii)            The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company and its subsidiary in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management and its subsidiaries management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxxviii)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix)                 None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl)                                To the knowledge of the Company, the representations and warranties of HCS contained in the Acquisition Agreement are true and correct in all material respects.

(xli)                             The statements with respect to expected cost synergies in connection with the acquisition of HCS included in the General Disclosure Package and the Prospectus, in the opinion of the Company, have been made on a reasonable basis and in good faith.

Any certificate signed by any officer of the Company or any subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(b)                                 The Underwriters represent and warrant to, and agrees with, the Company as of the date hereof, the Applicable Time and as of the Closing Time that the Underwriters have not prepared or used, authorized the use of, referred to, or participated in the planning for the use of, any “free writing prospectus”, as defined in Rule 405 under the 1933 Act, other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus identified on Schedule A or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) and (iii) above, an “Underwriter Free Writing Prospectus”).  Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule C hereto (the “Term Sheet”) without the consent of the Company, but only in the manner previously approved by the Company.

Section 2.                                            Purchase, Sale and Delivery of the Securities; Closing.  (a)  On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each of you, and each of you severally and not jointly agrees to purchase from the Company, at a purchase price equal to 97.750% of the principal amount of Securities set forth opposite your name on Schedule B, plus accrued interest, if any, from July 1, 2008, plus any additional amount of Securities that you may be obligated to purchase pursuant to Section 9 hereof.

(b)                                 Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York  10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M., New York time, on July 1, 2008 or at such other time not more than ten full business days thereafter as the Underwriters and the Company shall determine (such date and time of payment and delivery being herein called the “Closing Time”).  Certificates for the Securities shall be in such denominations and registered in such names as JPMorgan, representing the Underwriters, may request in writing at least two business days before the Closing Time.  The certificates for the Securities will be made available in New York City for examination and packaging by you not later than 10:00 A.M. on the last business day prior to the Closing Time.

(c)                                  At the Closing Time, in connection with payment for the Securities, payment shall be made to an account, or accounts, designated by the Company in the aggregate amount of $586,500,000.00 in immediately available funds payable to the order of the Company against delivery to the nominee of The Depository Trust Company, for the respective accounts of the Underwriters of one or more global notes representing the Securities to be purchased by them.  It is understood that each Underwriter has authorized JPMorgan, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase.  Each of JPMorgan, CS and UBS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3.                                            Certain Covenants of the Company.  The Company covenants with you as follows:

(a)                                  The Company will promptly notify JPMorgan, representing the Underwriters, (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, and (vii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose.  The Company will use its best effort to prevent the issuance by the Commission of any stop order and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file or transmit for filing with the Commission such Prospectus in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof.  The Company will pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(b)                                 At any time when a Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities, the Company will give JPMorgan, representing the Underwriters, notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective, to the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object, unless in the judgment of the Company and its counsel, and after notification to you, such amendment or supplement is required by law.

(c)                                  The Company has furnished or will deliver to you, without charge, a signed copy of the post effective amendment no. 1 to the Registration Statement as originally filed and of each subsequent amendment thereto relating to the offering of the Securities (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) and as many conformed copies of the post-effective amendment no.1 to the Registration Statement as originally filed and of each subsequent amendment thereto relating to the offering of the Securities (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith), as you may reasonably request.

(d)                                 The Company will furnish to you, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request.

(e)                                  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (n) below, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law.

(f)                                    The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If, at any time when a Prospectus is required to be delivered under the 1933 Act in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or if, in the opinion of your counsel or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company, at its own expense, will promptly prepare such amendment or supplement as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing at the time it is delivered to a purchaser, be misleading or so that such Prospectus as so amended or supplemented will comply with applicable law, as the case may be, and furnish you such number of copies as you may reasonably request.  The Company will not file any amendment or supplement without first providing the Underwriters with such amendment or supplement and having obtained the Underwriters’ consent to the filing, which consent shall not be unreasonably withheld unless in the judgment of the Company and its counsel, and after notification to you, such amendment or supplement is required by law.  Neither the Underwriters consent to, nor the delivery of such amendment or supplement, shall constitute a waiver of any of the conditions in Section 6 hereof.

(g)                                 The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than a year from the date of the Prospectus; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.  The Company will also supply you with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as you may request.

(h)                                 As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(i)                                     The Company will use its best efforts in cooperation with you to permit the Securities offered and sold in transactions by you to be eligible for clearance and settlement through The Depository Trust Company.

(j)                                     The Company will apply the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading “Use of Proceeds.”

(k)                                  Prior to the Closing Time, the Company will not issue any press release or other communications directly or indirectly or hold any press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, without your prior consent, which shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to you, such press release or communication is required by law.

(l)                                     The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)                               Except as contemplated by this Agreement with respect to the sale of the Securities, for a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of JPMorgan, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(n)                                 The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act, other than as listed on Schedule A, without the prior consent of JPMorgan.  Any such free writing prospectus consented to by JPMorgan is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the applicable requirements of Rule 164 and Rule 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

Section 4.                                            Certain Covenants of the Underwriters.  Each of the Underwriters covenants severally and not jointly with the Company as follows:

(a)                                  The Underwriters covenant with the Company that the Underwriters will not use, authorize the use of, refer to, or participate in the planning for the use of, a “free writing prospectus,” as defined in Rule 405 under the 1933 Act which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement other than (i) any Issuer Free Writing Prospectus identified on Schedule A or (ii) any Underwriter Free Writing Prospectus and the Underwriters will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission by the Company.  Notwithstanding the foregoing, the Underwriters may use the Term Sheet without the consent of the Company, but only in the manner previously approved by the Company.

Section 5.                                            Payment of Expenses.  Whether or not any sale of the Securities is consummated, the Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, reproduction and distribution of the Securities, the Indenture and this Agreement, (c) the delivery of the certificates for the Securities to the Underwriters, (d) the fees and disbursements of the Company’s counsel and accountants, (e) the qualification of the Securities under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with FINRA, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any “blue sky” or legal investment memoranda, (f) the delivery to the Underwriters of copies of the Registration Statement as originally filed and the printing and delivery of each amendment thereto, of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (g) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors or prospective investors, (h) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (i) any fees charged by rating agencies for rating the Securities, (j) the fees and expenses of the Trustee and any paying agent (including reasonable fees and expenses of any counsel to such parties), and (k) one-half of the plane or private jet expenses of the Underwriters and the Company’s officers and employees in connection with attending or hosting meetings with prospective purchasers of the offered Securities.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel for the Underwriters.

Section 6.                                            Conditions of Underwriters’ Obligations.  The obligations of each Underwriter to purchase and pay for the Securities that it has severally agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and in certificates of any officer of the Company and any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)                                  The Registration Statement shall remain effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A of the 1933 Act shall be pending before or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the information to be provided in accordance with Rule 430B or, if applicable, Rule 430C shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have become effective in accordance with the requirements of Rule 430B or, if applicable, Rule 430C).

(b)                                 At the Closing Time, each of you shall have received a signed opinion of each of Shearman & Sterling LLP, counsel for the Company, and Edmund Moriarty, General Counsel of the Company, in each case dated as of the Closing Time, substantially in the form attached as Exhibit A and Exhibit B hereto, respectively.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe you are entitled to so rely.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

(c)                                  At the Closing Time, each of you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated as of the Closing Time, to the effect that the opinions delivered pursuant to Section 6(b) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, the Indenture, this Agreement, the Registration Statement, the General Disclosure Package, the Prospectus and such other related matters as you may require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials; provided that such certificates have been delivered to the Underwriters.

(d)                                 At the Closing Time, (i) the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Prospectus, and any amendments and supplements thereto, and the General Disclosure Package shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein or contemplated thereby, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, shall be pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (iv) the Company shall have in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (v) neither the Company nor any subsidiary shall be in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, (vi) with the exception of the representations and warranties in Section 1(a) covered by (i), (ii) (iii) and (v) above, the other representations and warranties of the Company set forth herein shall be accurate in all material respects as though expressly made at and as of the Closing Time and (vii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall have been initiated or, to the knowledge of such officer, threatened by the Commission.  At the Closing Time, each of you shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

(e)                                  (i)                                     At the time that this Agreement is executed by the Company, each of you shall have received from Deloitte & Touche LLP, independent registered public accounting firm for the Company, a letter, dated such a date, in form and substance satisfactory to you.

(ii)                                  At the time that this Agreement is executed by the Company, each of you shall have received from PricewaterhouseCoopers LLP, independent registered public accounting firm for HCS, a letter, dated such a date, in form and substance satisfactory to you.

(f)                                    (i)                                     At the Closing Time, each of you shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e)(i), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

(ii)                                  At the Closing Time, each of you shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 6(e)(ii), except that the specified date referred to shall be a date not more than three days prior to the Closing Time.

(g)                                 At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 6(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and to counsel for the Underwriters.

(h)                                 Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and the subsidiaries taken as one enterprise which, in the judgment of JPMorgan, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any public announcement that any such organization has under surveillance or review its rating of the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of

JPMorgan, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the Nasdaq Global Select Market or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of JPMorgan, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or sale of and payment for the Securities.

(i)                                     The Acquisition Agreement shall be in full force and effect and shall not have been amended, modified or supplemented subsequent to the execution and delivery of this Agreement in a manner that materially adversely affects the holders of the Securities without JPMorgan’s prior written consent.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 5.  Notwithstanding any such termination, the provisions of Sections 1 (insofar as Section 8 provides for the survival of such representations or warranties), 7 and 8 shall remain in effect.

Section 7.                                            Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliate, partner, director and officer and any person controlling such Underwriter may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 3(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through JPMorgan specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b)                                 Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through JPMorgan specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the any Underwriter consists of the following information in the Preliminary Prospectus furnished on behalf of each Underwriter:  under the caption “Underwriting,” the third paragraph, the seventh paragraph and the ninth paragraph (in respect of the international selling legends); provided however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 3(a) of this Agreement.

(c)                                  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary; (ii) the indemnifying party has failed within a reasonable time after receiving notice of the commencement of the action to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would (based upon advice of counsel to the indemnified party) be inappropriate due to a conflict or potential conflict between them.  It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by JPMorgan and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)                                  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act.

Section 8.                                            Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.  If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(h), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

Section 9.                                            Default.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities that it or they are obligated to purchase (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, such non-defaulting Underwriters have not completed such arrangements within such 24-hour period, then:

(a)                                  if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof, or

(b)                                 if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.

Section 10.                                      Acknowledgment.  The Company also acknowledges and agrees that (i) the purchase and sale of any Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters of such Securities, on the other hand, (ii) in connection with the public offering of the Securities contemplated hereby and the process leading thereto each Underwriter will act solely as a principal and not as agent or fiduciary of the Company or its stockholders, creditors, employees or any other party, (iii) no Underwriter will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter will have any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth herein, (iv) any Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Underwriters have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deems appropriate.

Section 11.                                      Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Underwriters at J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention:  Gerry Murray with copies to Fried, Frank, Harris, Shriver & Jacobson LLP at 1 New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to it at 1400 Corporate Center Way, Wellington, Florida 33414, Attention:  Mr. Thomas P. McCaffrey, Corporate Senior Vice President of Administration and Chief Financial Officer with copies to Shearman & Sterling LLP at 599 Lexington Avenue, New York, New York 10022, Attention:  Rohan S. Weerasinghe, Esq.

Section 12.                                      Parties.  This Agreement is made solely for the benefit of the Underwriters, the Company and, to the extent expressed, any person who controls the Company or any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the directors of the Company, its officers and their respective executors, administrators, successors and assigns and no other person shall acquire or have any right under or by virtue of this Agreement.  The term successors and assigns shall not include any purchaser, as such purchaser, from the Underwriters of the Securities.

Section 13.                                      Governing Law and Time.  This Agreement shall be governed by the laws of the State of New York.  Specified times of the day refer to New York City time.

Section 14.                                      Waiver of Jury Trial.  Each of the Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

Section 15.                                      Counterparts.  This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

BE AEROSPACE, INC.

By:	/s/ THOMAS P. MCCAFFREY
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President and Chief
Financial Officer

Confirmed and accepted as of

the date first above written:

J.P. Morgan Securities Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

Greenwich Capital Markets, Inc.

SunTrust Robinson Humphrey, Inc.

Wells Fargo Securities, LLC

Mizuho Securities USA Inc.

By:  J.P. Morgan Securities Inc.

By	/s/ GERRY MURRAY
	Name:	Gerry Murray
	Title:	Managing Director

SCHEDULE A

SCHEDULE A-1

General Use Issuer Free Writing Prospectus (included in the General Disclosure Package)

Term Sheet

SCHEDULE A-2

Other Information (included in the General Disclosure Package)

None

SCHEDULE A-3

Limited Use Issuer Free Writing Prospectus

Electronic Net Roadshow

SCHEDULE B

Aggregate Principal Amount
Underwriters	of Securities to be Purchased
J.P. Morgan Securities Inc.	$165,000,000
Credit Suisse Securities (USA) LLC	165,000,000
UBS Securities LLC	165,000,000
Greenwich Capital Markets, Inc.	30,000,000
SunTrust Robinson Humphrey, Inc.	30,000,000
Wells Fargo Securities, LLC	30,000,000
Mizuho Securities USA Inc.	15,000,000

Total	$600,000,000

SCHEDULE C

BE Aerospace, Inc.

Pricing Term Sheet

$600,000,000 8.5% Senior Notes due 2018

Issuer:	BE Aerospace, Inc.
Security Description:	Senior Notes
Distribution:	SEC Registered
Face:	$600,000,000
Gross Proceeds:	$600,000,000
Net Proceeds to Issuer (before expenses):	$586,500,000
Coupon:	8.500%
Maturity:	July 1, 2018
Offering Price:	100.000%
Yield to Maturity:	8.500%
Spread to Treasury:	+445 basis points
Benchmark:	UST 3.875% due 5/15/2018
Ratings:	Ba3/BB+
Interest Pay Dates:	January 1 and July 1
Beginning:	January 1, 2009
Equity Clawback:	Up to 35% at 108.5%
Until:	July 1, 2011
Optional redemption:	Makewhole call @ T+50bps prior to July 1, 2013, then:

		On or after:	Price:
		July 1, 2013	104.250%
		July 1, 2014	102.833%
		July 1, 2015	101.417%
		July 1, 2016 and thereafter	100.000%
Change of control:		Put @ 101% of principal plus accrued interest
Trade Date:		June 26, 2008
Settlement Date:	(T+3)	July 1, 2008
CUSIP:		055381AQ0
ISIN:		US055381AQ03
Denominations:		$2,000 x $1,000
Bookrunners:		J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC
Co-Managers:		Greenwich Capital Markets, Inc.
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Mizuho Securities USA Inc.

Use of Proceeds:

Upon closing of the HCS acquisition, we will use all of the net proceeds from this offering, together with term loan borrowings under a new senior credit facility, which we expect to be in the amount of $475 million, and an issuance of our common stock to Honeywell, and available cash, if necessary, to pay for the HCS acquisition, to repay indebtedness under our existing senior credit facility and to pay transaction fees and expenses.  If the HCS acquisition is not consummated by November 15, 2008 or it is earlier terminated, the net proceeds from this offering will be used to repay borrowings under our existing senior credit facility and any remaining funds will be used for working capital and general corporate purposes.

After giving effect to the HCS acquisition and the related financing, estimated pro forma interest expense resulting from the new indebtedness represented by the notes offered hereby and the term loan borrowings under the new senior credit facility would have been $22.9 million for the three months ended March 31, 2008 and $99.8 million for the fiscal year ended December 31, 2007.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-270-3994, Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037 or UBS Securities LLC toll-free at 877-827-6444, ext. 561-3884.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded.  Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

EXHIBIT A

Form of Shearman & Sterling Opinion

1.                                       The Company has taken all corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.

2.                                       The execution and delivery by the Company of each Opinion Document to which it is a party does not, and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby will not, (a) result in a violation of the Company’s certificate of incorporation or by-laws, (b) result in a violation of Generally Applicable Law, or (c) result in a breach of, a default under or the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Company under, or result in or require the creation of any lien upon or security interest in any property of the Company pursuant to the terms of, any agreement or document listed in Schedule B hereto.

3.                                       No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body, or any third party that is a party to any of the documents listed in Schedule B hereto, is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party, except as have been obtained and are in full force and effect under the Securities Act, or the Trust Indenture Act of 1939, as amended, or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

4.                                       The Underwriting Agreement has been duly executed and delivered by the Company.

5.                                       The Indenture has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.                                       The Securities have been duly executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

7.                                       The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

8.                                       The Company is not, and will not be as a result of the sale of the Securities pursuant to the Underwriting Agreement, required to register as an investment company under the Investment Company Act of 1940, as amended.

9.                                       The statements in the General Disclosure Package and the Final Prospectus under the caption “Description of notes,” insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein.  The statements in the General Disclosure Package and the Final Prospectus under the caption “Material United States federal tax considerations,” insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein.

10.                                 The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention that caused us to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which we express no opinion), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

Form of General Counsel Opinion

(i)                                     The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority to conduct its business as described in the General Disclosure Package and the Final Prospectus.  The Company (a) has corporate power to execute, perform and deliver each Opinion Document to which it is a party and (b) has taken all necessary corporate action necessary to authorize the execution, delivery and performance of each Opinion Document to which it is a party.  The Company is qualified to transact business, and is in good standing as a foreign corporation, in Arizona, California, Connecticut, Florida, Indiana, Kansas, Massachusetts, Minnesota, New Jersey, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Washington and West Virginia.

(ii)                                  The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Final Prospectus under the heading “Capitalization.”

(iii)                               To the best of my knowledge, (i) the Company is not in violation of its certificate of incorporation or by laws or in default in the performance of any obligation, agreement or condition in any agreement or instrument known to me to which the Company is a party or by which any of them is bound and which default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole and (ii) the Company is not in violation of any applicable law, rule or regulation, or, to my knowledge after having made inquiry of the Company, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, where such violation or default could have a material adverse effect on the business or financial condition of the Company and its subsidiaries taken as a whole.

(iv)                              To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a material adverse effect on the Company and its subsidiaries, taken as a whole, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Opinion Documents or the performance by the Company of its obligations thereunder.

I have reviewed and participated in the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus with other officers or employees of the Company, with its counsel and its auditors, and with representatives of the underwriters and I advise you that, on the basis of the information I gained in the course of performing the services referred to above, no facts came to my attention which caused me to believe that (i) the Registration Statement (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which I express no opinion), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which I express no opinion), at the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Final Prospectus (other than the financial statements and other financial data contained therein or omitted therefrom, as to which I have not been requested to comment, and the Trustee’s Statement of Eligibility on Form T-1, as to which I express no opinion), as of its date or the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.